*The redacted portions of this contract have been omitted pending the outcome of a confidential treatment request filed with the Securities and Exchange Commission.*

                CAPACITY AND DARK FIBER IRU PURCHASE AGREEMENT


            THIS CAPACITY AND DARK FIBER IRU PURCHASE AGREEMENT (the Agreement") is made and entered into as of the 11th day of April, 2000 (the "Effective Date"), by and between LEVEL 3 LANDING STATION INC., a corporation organized and existing under the laws of the State of Delaware, LEVEL 3 (BERMUDA) LIMITED, a corporation organized and existing under the laws of Bermuda, and LEVEL 3 COMMUNICATIONS LIMITED, a corporation organized and existing under the laws of England, (collectively "Level 3"), and VIATEL, INC., a corporation organized and existing under the laws of the State of Delaware ("Viatel").

                                    RECITALS

            WHEREAS, Level 3 has entered into certain agreements (the "System Agreements") whereby Level 3 owns or obtains the right to use and re-sell certain telecommunications capacity on the Atlantic Crossing 1 submarine cable system ("AC-1") and certain telecommunications capacity and/or dark fibers in certain terrestrial (backhaul and interlink) cable systems in the USA and UK (collectively the "AC/Backhaul System").

            WHEREAS,  Viatel  desires  to  acquire  certain   telecommunications
capacity and dark fibers.

            WHEREAS, Level 3 and Viatel have simultaneously herewith executed that certain Fiber Purchase Agreement ("Fiber Agreement"), pursuant to which Viatel has agreed to purchase certain fiber from Level 3 in the Yellow Submarine cable system between the USA and the UK (the "Yellow System").

            NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein and in the Fiber Agreement, covenant and agree with each other as follows:

1. DEFINITIONS. Capitalized terms used herein shall have the following meanings:

      A.    "AC-1" shall have the meaning set forth in the Recitals hereto.

      B. "AC-1 CAPACITY" shall mean 20 Gbps of unprotected restoration capacity on AC-1 as more particularly described on Exhibit "A."

      C. "AC-1 TERM" shall mean the period during which Viatel has the IRU in the AC-1 Capacity.

      D. "AC/BACKHAUL SYSTEM" shall have the meaning set forth in the Recitals hereto.

      E.    "AO&M PAYMENTS" shall have the meaning set forth in Section 3.

      F.    "AO&M PLAN" shall have the meaning set forth in Section 3.

      G. "BACKHAUL FIBERS" shall mean one pair of dark fibers along two diverse routes generally running between the Yellow System cable landing station in Bude, Cornwall, UK and a Level 3 gateway facility located at 6 Braham Street, in London, UK and one pair of dark fibers along two diverse routes generally running between the Yellow System cable landing station in Bellport, Long Island, New York, USA and the Level 3 gateway facility located at 111 8th Avenue in New York, New York, USA; the technical specifications for the Backhaul Fibers, together with the construction and conduit specifications relating thereto, are set forth on Exhibit "B".

      H. "BACKHAUL TERM" shall mean the period during which Viatel has the IRU in the Backhaul Fibers.

      I.    "COLOCATION  AGREEMENT" shall mean that certain Colocation Agreement
            entered   into   between   Level   3  and   Viatel   more   or  less
            contemporaneously herewith.

      J.    "DOLLARS" or "$" shall mean United States dollars.

      K. "FIBER AGREEMENT" shall have the meaning set forth in the Recitals hereto.

      L. "FIBER PAYMENT DATE" shall mean the date of full and complete payment by Viatel of (a) the Purchase Price (as defined in the Fiber Agreement) for the Purchased Fiber (as defined in the Fiber Agreement), (b) the Purchase Price for the Purchased Capacity and Fibers, and (c) the License Payment (as defined in the Colocation Agreement) for the Colocation Space (as defined in the Colocation Agreement).

      M. "INTERLINK CAPACITY" 20 Gbps of unprotected capacity between the AC-1 cable landing stations and Yellow System cable landing stations in the USA and UK.

      N. "INTERLINK TERM" shall mean the period during which Viatel has the IRU in the Interlink Capacity.

      O. "IRU" shall mean an indefeasible (except as set forth herein) right to use the Purchased Capacity and Fibers, subject to and under the terms set forth herein, for the duration specified herein.

      P. "PAYMENT DUE DATE" shall mean the due date for payments hereunder by Viatel.

      Q.    "PERMITS" shall have the meaning set forth in Section 8.

      R. "PURCHASE PRICE" shall mean the aggregate purchase price payable by Viatel for the Purchased Capacity and Fibers, or [REDACTED].

      S. "PURCHASED CAPACITY AND FIBERS" shall mean the Backhaul Fibers, the Interlink Capacity and the AC-1 Capacity.

      T.    "RFS DATE" shall have the meaning set forth in the Fiber Agreement.

      U. "SYSTEM AGREEMENTS" shall have the meaning set forth in the Recitals hereto.

      V. "SYSTEM OPERATOR" shall mean the owners and operators (which may include Level 3) of the AC/Backhaul System.

      W.    "TAXES" shall have the meaning set forth in Section 2.E.

      X. "TERM" shall mean the period commencing with the Fiber Payment Date and ending on the expiration of the Backhaul Term, the Interlink Term or the AC-1 Term, whichever is later.

2.    IRU.

      A. AC-1 CAPACITY. In consideration for the payment of the Purchase Price, Level 3 hereby agrees to grant to Viatel an IRU, for the AC-1 Term, in the AC-1 Capacity, on the terms and conditions set forth herein. The IRU in the AC-1 Capacity shall commence and become effective as of the Fiber Payment Date.

      B. BACKHAUL FIBERS. In consideration for the payment of the Purchase Price, Level 3 hereby agrees to grant to Viatel an IRU, for the Backhaul Term, in the Backhaul Fibers, on the terms and conditions set forth herein. The IRU in the Backhaul Fibers shall commence and become effective as of the Fiber Payment Date.

      C. INTERLINK CAPACITY. In consideration for the payment of the Purchase Price, Level 3 hereby agrees to grant to Viatel an IRU, for the Interlink Term, in the Interlink Capacity, on the terms and conditions set forth herein. The IRU in the Interlink Capacity shall commence and become effective as of the Fiber Payment Date.

      D. PURCHASE PRICE. In consideration of the grants of IRUs to Viatel, Viatel agrees to make payments of the Purchase Price for the Purchased Capacity and Fibers to Level 3 on the Payment Due Dates set forth below:

                  PAYMENT DUE DATE              AMOUNT DUE

                  [REDACTED]                    [REDACTED]

                              Purchase Price    [REDACTED]

            Viatel shall, on or before the respective Payment Due Dates set forth above, pay to Level 3, in immediately available Dollars, the portion of the Purchase Price then due (provided Level 3 shall give five (5) business days prior notice of such Payment Due Date to Viatel for any Payment Due Date not specifically ascertainable in the above schedule).

      E. TAXES. All payments made by Viatel under this Agreement shall be made without any deduction or withholding for or on account of any tax, duty or other charges of whatever nature imposed by any taxing or governmental authority (collectively "Taxes"). If Viatel is or was required by law to make any deduction or withholding from any payment due hereunder to Level 3, or if Level 3 is required to pay any Taxes (other than net income taxes) upon, measured by, or reasonably attributable to the Purchase Price or the cost or value of Purchased Capacity and Fibers, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by Viatel to Level 3 will be increased so that, after any such deduction, withholding or other payment of Taxes, the net amount received by Level 3 will not be less than Level 3 would have received had no such deduction, withholding or other payment been required. If any taxing or government authority asserts that Viatel should have made a deduction or withholding, or Level 3 should have made any payment, for or on account of any Taxes with respect to all or a portion of any payment made hereunder, Viatel hereby agrees to indemnify Level 3 for such Taxes and hold Level 3 harmless on an after-tax basis from and against any Taxes, interest or penalties levied or asserted in connection therewith. Viatel shall not be responsible under this Agreement for any Taxes payable with respect to other portions of the AC/Backhaul System.

3.    ADMINISTRATION, OPERATION AND MAINTENANCE OF AC/BACKHAUL SYSTEM.

      A.    PERFORMANCE.

            1) Level 3 shall use reasonable efforts to cause each System Operator to establish a plan (the "AO&M Plan") to administrate, operate and maintain the AC/Backhaul System in efficient working order, in accordance with industry standards and in accordance with the standards set forth in the System Agreements.

            2) Should any condition exist in any segment of the AC/Backhaul System that may impair the integrity of the AC/Backhaul System, Level 3 shall request that the relevant System Operator initiate and coordinate planned maintenance on such relevant segment which may include the deactivation of such segment. Level 3 shall, to the extent reasonably practicable (and to the maximum extent allowable under any agreements respecting such action), advise Viatel in writing prior to the initiation of a planned maintenance operation, of the timing, scope and costs of such planned maintenance operation and use reasonable efforts to minimize disruption of the AC/Backhaul System.

            3) In the event of disruption of service of the Purchased Capacity and Fibers, Level 3 shall request that the relevant System Operator cause service to be restored as quickly as reasonably possible, and Level 3 shall request that such System Operator take such measures as are reasonably necessary to obtain such objective.

            4) Notwithstanding anything contained herein to the contrary, Viatel shall be responsible for all costs relating to acquisition, installation and maintenance of the equipment necessary to light and operate the Backhaul Fibers.

      B. AO&M PAYMENTS. For performance of the administration, operation and maintenance of the AC/Backhaul System, Viatel shall pay to Level 3 "AO&M Payments" as follows:

            1) for the Backhaul Fibers, [REDACTED] per year, plus six percent (6%) of such costs as a management fee to Level 3 per year, for each year of the Backhaul Term (Level 3 agrees that if its costs relating to the administration, operation and maintenance of the Backhaul Fibers shall be less than [REDACTED] per year, Level 3 shall reduce the AO&M Payment by Viatel by such savings; however, in no event shall any reduction occur during the first [REDACTED] of the Backhaul
                  Term); and

            2) for the Interlink Capacity, no additional consideration or payments shall be payable by Viatel; and

            3) for the AC-l Capacity, a pro rata share of the costs incurred by Level 3 for such services, based on the ratio which the amount of AC-1 Capacity bears to the total capacity of Level 3 in the AC-1 portion of the AC/Backhaul System obtained simultaneously with the AC-1 Capacity (which ratio is anticipated, as of the Effective Date, to be [REDACTED], plus [REDACTED] of such costs as a management fee to Level 3, for each year of the AC-1 Term.

      C. PAYMENT OF AO&M PAYMENTS. The AO&M Payments respecting the AC-1 Capacity shall be paid by Viatel as such costs are incurred by Level
            3. Viatel shall have the right to audit the books and records of Level 3 reasonably necessary to verify the costs on which the AO&M Payments for the AC-1 Capacity and, after the first two (2) years of the Backhaul Term, the Backhaul Fibers, are based. The AO&M Payments respecting the Backhaul Fibers and Interlink Capacity shall commence on the RFS Date and shall continue on each anniversary of said date during the Backhaul Term.

      D. REVIEW OF AO&M. Level 3 and Viatel shall meet periodically at mutually agreeable times to review AO&M procedures.

4.    INVOICES; DEFAULT INTEREST.

      A. INVOICES. Excluding scheduled payments of the Purchase Price, Level 3 or its authorized agent shall render invoices under this Agreement in Dollars, and Viatel shall pay such invoiced amounts in Dollars within [REDACTED] after invoice. Viatel shall make all payments by means of a wire transfer to an account or accounts specified by Level 3. Level 3 reserves the right to direct, in writing, that payment be apportioned among the entities comprising

            Level 3 as Level 3 directs, or to separate subsidiaries or affiliates of Level 3.

      B. DEFAULT INTEREST. Any amounts payable under this Agreement which are not paid within [REDACTED] of the Payment Due Date shall accrue interest (from the Payment Due Date) at an annual rate equal to [REDACTED] above the rate for U.S. dollar LIBOR for one month as published in THE WALL STREET JOURNAL on the first business day of the month in which such payment is due. Such interest shall accrue from the day following the date payment was due until it is paid in full. In the event that applicable law does not allow the imposition of "default interest" at the rate established in accordance with this Section 4.B, such "default interest" shall be at the lower of the rate provided in this subsection or the highest rate permitted by applicable law. For purposes of this Section, "paid" shall mean payment in funds that are available for immediate use by Level 3. Viatel may avoid the incurrence of default interest or a payment default in the case of a bona fide dispute by (i) giving written notice of such dispute to level 3 prior to the Payment Due Date, and
            (ii) paying the non-disputed amount to Level 3 and retaining, in a segregated Viatel account the disputed amount. Viatel shall, upon Level 3's request, deliver evidence of the retention of such sums in such account. The resolution of such dispute shall be governed by
            Section 11. In the event Level 3 is determined to be entitled to all or any part of such disputed amount, such amount shall be paid to Level 3 together with default interest thereon from the Payment Due Date.

5.    DEFAULT.

      A. VIATEL DEFAULT. If Viatel fails to pay any undisputed installment of the Purchase Price when due and such failure continues for a period of [REDACTED] after written notice from Level 3 to Viatel, Level 3 shall have the option to terminate this Agreement and all previously paid installments of the Purchase Price and any other sums paid by Viatel shall be non-refundable. In the event of such termination of this Agreement by Level 3, the Colocation Agreement and Fiber Agreement shall automatically terminate. Except as immediately set forth above, if Viatel fails to make a payment required by this Agreement, or if Viatel is otherwise in material breach of this Agreement, Level 3 may notify Viatel in writing of such breach and if such breach is not fully remedied within [REDACTED] of such notification, Level 3 shall be entitled to pursue any and all rights and legal and equitable remedies, including its rights and remedies to enforce Viatel's obligations under this Agreement.

      B. LEVEL 3 DEFAULT. If Level 3 is in material breach of this Agreement, Viatel may notify Level 3 in writing of such breach and if such breach is not fully remedied within [REDACTED] of such notification, Viatel shall be entitled to withhold payment of any obligations owed to Level 3, and may offset such payments against any obligations owed by Level 3 to Viatel, under this Agreement, the Fiber Agreement and the Colocation Agreement, and pursue any and all rights and legal and equitable remedies, including its rights and remedies to enforce Level 3's obligations under this Agreement.

6.    USE.

      A. NON-INTERFERENCE. Each party agrees that its use of the AC/Backhaul System and its equipment shall be such as not to interrupt, interfere with, or impair service over any of the facilities comprising the AC/Backhaul System, or impair privacy of any communications over such facilities, cause damage to plant or create hazards to employees, affiliates or connecting companies of Level 3, any System Operator, Viatel, or any other user, owner or operator of the AC/Backhaul System or the public.

      B. AVAILABILITY FOR TESTING AND MAINTENANCE. The Purchased Capacity and Fibers granted to Viatel shall be made available to Level 3 and/or the relevant System Operator (or its contractors), at such times agreeable to Viatel and Level 3, to permit Level 3 and/or such System Operator (or its contractors) to conduct such tests and adjustments as may be necessary for such capacity and fibers to be maintained in efficient working order. Level 3 agrees to provide at least seven (7) days (or such longer period as allowed under any agreements respecting such action) written notice to Viatel prior to conducting scheduled maintenance tests or adjustments which might affect Viatel's use of the Purchased Capacity and Fibers and to use reasonable efforts to minimize disruption of the AC/Backhaul System.

      C. COOPERATION. In the event either party experiences a degradation or significant interruption in the performance of its capacity on the AC/Backhaul System, the parties shall cooperate to the extent reasonable possible to minimize the impact of such occurrence.

7.    TERM.

      A. BACKHAUL TERM. The Backhaul Term shall commence on the Fiber Payment Date and, unless earlier terminated pursuant to the terms hereof, shall terminate on the [REDACTED] anniversary of the RFS Date.

      B. AC-1 TERM. The AC-1 Term shall commence on the Fiber Payment Date and, unless earlier terminated pursuant to the terms hereof, shall terminate on [REDACTED].

      C. INTERLINK TERM. The Interlink Term shall commence on the Fiber Payment Date and, unless earlier terminated pursuant to the terms hereof, shall terminate on the later of the termination of the Backhaul Term and the AC-l Term.

      D. END OF TERM. Upon termination of the respective Term, the IRU in the relevant Purchased Capacity and Fibers, and Level 3's obligation to maintain it, shall end. The termination of the Term (whether under this Section, or otherwise) shall not relieve Viatel from any liabilities arising prior to such termination.

      E. TERMINATION OF OTHER AGREEMENTS. Notwithstanding anything contained herein to the contrary, Viatel acknowledges and agrees that this Agreement and the Term shall automatically terminate upon the occurrence of a default on the part of Viatel under Section 6A1) of the Fiber Agreement, a default on the part of Viatel under Section 13A of the Colocation Agreement, or a termination of the Fiber Agreement under Sections 12D or 12E thereof. In the event of a termination of this Agreement as a result of the termination of the Fiber Agreement under Sections 12D or 12E thereof, all portions of the Purchase Price which may have been made by Viatel to Level 3 prior to such termination shall be refunded to Viatel.

8.    APPROVALS; LICENSES.

      A. PERMITS. The performance of this Agreement by each party hereto is contingent upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits (the "Permits") as may be required or reasonably deemed necessary by such party for performance by a party hereunder and as may be satisfactory to it. Level 3 and Viatel each covenant and agree to use commercially reasonable efforts to acquire or otherwise obtain, upon commercially reasonable terms, all necessary Permits on or before the RFS Date.

      B. CONTINGENCY. The performance of this Agreement by Level 3 is contingent upon each System Operator obtaining, and the continuance of, such Permits as may be required or reasonably deemed necessary by such System Operator for performance by such System Operator of the System Agreements. The parties shall use reasonable efforts to obtain and continue, and to have continued, such approvals, consents, licenses and permits. No license under patent is granted by Level 3 or shall be implied or arise by estoppel in Viatel's favor with respect to any apparatus, system or method used by Viatel in connection with the use of the Purchased Capacity and Fibers.

9.    DISCLAIMER.

      A. NO WARRANTIES. Level 3 has entered into the System Agreements to obtain the right to use plant, equipment and services necessary to allow the Purchased Capacity and Fibers to be placed into operation. VIATEL ACKNOWLEDGES AND AGREES THAT LEVEL 3 IS NOT LIABLE FOR ANY SYSTEM OPERATOR'S FAILURE TO PERFORM UNDER THE SYSTEM AGREEMENTS. UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE SPECIFICALLY DISCLAIMED. Nothing contained herein shall limit or impair Viatel's acceptance rights under Section 2D of the Fiber Agreement or Viatel's rights under Section 9B below.

      B. ENFORCEMENT OF SYSTEM OPERATOR OBLIGATIONS. Level 3 shall diligently enforce any obligations and warranties of the System Operators, and any benefits or payments received in respect thereof shall be shared proportionately with Viatel.

10.   LIMITATIONS OF LIABILITY.

      A. DAMAGES. In no event shall Viatel or Level 3 be liable to the other for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated with the use of external restoration facilities, including, without limitation, for any loss or damage sustained by reason of any failure in or breakdown of the AC/Backhaul System or the facilities associated with the AC/Backhaul System, whatever the cause and however long it shall last.

      B. FORCE MAJEURE. Neither party shall be liable to the other for any loss or damage which may be suffered by reason of any circumstances beyond the reasonable control of, and not due to the fault or negligence of, such party.

11.   SETTLEMENT OF DISPUTES.

      A. AMICABLE RESOLUTION. The parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement. In the event that any dispute cannot be resolved through such efforts, then either party shall have the right to declare a deadlock (by delivery of written notice to the other party) and thereby invoke the escalation procedures set forth below. After delivery of a notice of deadlock, the parties shall, within fourteen (14) days after delivery of the notice, escalate the dispute in the following manner: first, to the senior vice president or senior management personnel for each party's submarine network development/construction group; second, to the executive vice president or senior management personnel within the office of and reporting directly to the Chief Executive Officers of the public company parent of each party (the "Executive Level"); and, finally (failing resolution at either level above), to the Chief Executive Officers ("CEO") of the public company parent of each party. Each party agrees to use reasonable efforts to make necessary management-level personnel reasonably available for the timely resolution of same, and any potential impacts on the operation or construction of the AC/Backhaul System.

      B. REMEDIES. In the event that the dispute is not resolved after presentation to the CEOs of the parties, then either party may exercise any remedy legally available. The parties agree that any action or proceeding relating to this Agreement shall be held in the U.S. District Court for the Southern District of New York or state courts located in the State of New York. The parties further agree that such courts shall have exclusive jurisdiction in any such action or proceeding.

12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

13. WAIVER OF IMMUNITY. The parties hereto acknowledge that this Agreement is commercial in nature, and each party hereto expressly and irrevocably waives any claim or right which it may have to immunity (whether sovereign immunity, act of state or otherwise) for itself or with respect to any of its assets in connection with an arbitration, arbitral award or other proceeding to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of its assets from pre or post judgment attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

14. EXPORT CONTROL. The parties hereto acknowledge that to the extent any products, software or technical information provided under this Agreement are or may be subject to any applicable export laws and regulations, the parties hereto agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with such export laws and regulations (or licenses or orders issued pursuant thereto). If requested by either party hereto the other party agrees to sign all necessary export related documents as may be required to comply therewith.

15.   REPRESENTATIONS; INDEMNITY.

      A. LEVEL 3. Level 3 hereby represents and warrants to Viatel that (i) each Level 3 entity is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) the execution, delivery and performance of this Agreement by Level 3 has been duly authorized by all necessary corporate action on the part of Level 3 and this Agreement is a valid, binding and enforceable obligation of Level 3 enforceable in accordance with its terms; and (iii) the execution delivery and performance of this Agreement by Level 3 does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Level 3.

      B. VIATEL. Viatel hereby represents and warrants to Level 3 that (i) Viatel is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance of this Agreement by Viatel has been duly authorized by all necessary corporate action on the part of Viatel and this Agreement is a valid, binding and enforceable obligation of Viatel enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by Viatel does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Viatel.

      C. GOVERNMENTAL REQUIREMENTS AND COMPLIANCE. Each party hereby represents and warrants to the other party that it has obtained or will obtain all approvals, consents, governmental authorizations, licenses and permits as may be required to enter into this Agreement, and grant or acquire, as the case may be, the IRU in the Purchased Capacity and Fibers. Each party agrees to comply with all applicable laws, rules and regulations respecting the execution and performance of this Agreement.

      D. SURVIVAL. The representations and warranties in this Agreement shall survive the execution and delivery of this Agreement.

      E. VIOLATIONS BY VIATEL. Subject to the limitations of liability set forth in this Agreement, Viatel agrees to indemnify and hold harmless Level 3 and their respective officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with: (i) any breach or violation by Viatel of applicable law or governmental regulation or nonpayment of taxes payable by Viatel; and (ii) any claims of whatever nature by third parties with respect to the services provided by Viatel.

      F. VIOLATIONS BY LEVEL 3. Subject to the limitations of liability set forth in this Agreement, Level 3 agrees to indemnify and hold harmless Viatel and its officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with: (i) any breach or violation by Level 3 of applicable law or governmental regulation or nonpayment of taxes payable by Level 3; and (ii) any claims of whatever nature by third parties with respect to the services provided by Level 3.

16. RELATIONSHIP OF THE PARTIES. This Agreement shall not form a joint venture or partnership or similar business arrangement between the parties hereto, and nothing contained herein shall be deemed to constitute a partnership or joint venture or similar business arrangement.

17. NO THIRD PARTY BENEFICIARIES. This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of Viatel, any permitted transferee of the Purchased Capacity and Fibers or any other permitted user of the Purchased Capacity and Fibers) with any remedy, claim, liability, reimbursement, cause of action, or any other right. Furthermore, Viatel acknowledges that it is not a third party beneficiary of any agreement entered into by Level 3 including, but not limited to, the System Agreements.

18.   ASSIGNMENT.

      A. LIMITATIONS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, except as provided in paragraphs B and C of this Section, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred or otherwise disposed of or delegated by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.

      B. PERMITTED ASSIGNMENTS. Each party shall be permitted, without the consent of the other party, to assign, transfer or otherwise dispose of any or all of their rights hereunder and delegate any or all of their obligations hereunder to any present or future affiliated entity of the transferring party, or to an entity controlled by, under the same control as, or controlling, the transferring party, or to an entity purchasing all or substantially all of the assets of such party, or to an entity into which the transferring party may be merged or consolidated. The transferring party shall give the other parties hereto notice of any such assignment, transfer or other disposition or any such delegation. No such transfer by a party shall release or discharge such party from its duties and obligations hereunder.

      C. PERMITTED TRANSFEREES. Nothing contained herein shall prohibit either party from leasing, licensing or otherwise granting rights in fibers or capacity to third parties; provided, no such lease, license or other grant of rights shall release or discharge a party from its duties and obligations hereunder.

19.   NOTICES.

      A. SERVICE. Whenever under the provisions of this Agreement it shall be necessary or desirable for one party to serve any notice, request, demand, report or other communication on another party, the same shall be in writing and shall be served (i) personally; (ii) by independent, reputable, overnight commercial carrier; or (iii) by facsimile transmission (A) where the transmitting party includes a cover sheet identifying the name, location and identity of the transmitting party, the phone number of transmitting device, the date of transmission and the number of pages transmitted (including the cover page), (B) where the transmitting device or receiving device records verification of receipt and the date and time of transmission receipt and the phone number of the other device, and
            (C) where the facsimile transmission is immediately followed by service of the original of the subject item in the manner provided in clause (i), or (ii) hereof; addressed as follows:

            1)    If to Level 3:
                  Level 3  International,  Inc.
                  66 Prescot Street
                  London  El  8HG
                  England
                  Attn:  Legal   Department
                  Fax No. 44-171-864-0391

                  With a copy to:
                  Level 3 International, Inc.
                  1025 Eldorado Blvd.
                  Broomfield, Colorado 80021

                  Attn: General Counsel
                  Fax No. 720-888-5127

            2)    If to Viatel:
                  Viatel, Inc.
                  685 Third Avenue
                  New York, New York 10017
                  Attn: GENERAL COUNSEL
                  Fax No. 212-350-9245

      B. CHANGE/DELIVERY. Any party may, from time to time, by notice in writing served upon the other party as aforesaid, designate an additional and/or a different mailing address or an additional and/or a different person to whom all such notices, requests, demands, reports and communications are thereafter to be addressed. Any notice, request, demand, report or other communication served personally shall be deemed delivered upon receipt, if received by independent courier shall be deemed delivered on the date of receipt as shown by the addressee's registry or certification receipt or on the date receipt at the appropriate address, as shown on the records or manifest of the independent courier, and if served by facsimile transmission shall be deemed delivered on the date of receipt as shown on the received facsimile (provided the original is thereafter delivered as aforesaid).

20.   WAIVER.

      A. NON-WAIVER. No waiver by any party of any right or remedy under this Agreement shall be deemed to be a waiver of any other or subsequent right or remedy under this Agreement. The consent by one party to any act by the other party requiring such consent shall not be deemed to render unnecessary the obtaining of consent to any subsequent act for which consent is required, regardless of whether similar to the act for which consent is given.

      B. WRITING. No waiver of any term, covenant or condition of this Agreement shall be valid unless in writing and signed by the obligee party.

      C. LIMITED. The acceptance of any payment or reimbursement by a party shall not waive any preceding or then-existing breach or default by the other party of any term, covenant or condition of this Agreement, other than the other party's prior failure to pay the particular amount or part thereof so accepted, regardless of the paid party's knowledge of such preceding or then-existing breach or default at the time of acceptance of such payment or reimbursement.

21. SEVERABILITY. If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

22. HEADINGS. The Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

23. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

24. ENTIRE AGREEMENT. This Agreement together with all attachments hereto supersedes all prior oral or written understandings between the parties hereto and constitutes the entire agreement with respect to the subject matter herein. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

25. PUBLICITY AND CONFIDENTIALITY. The parties agree to be bound be the terms of a Non-Disclosure Agreement between their respective affiliates dated 17th November 1999, the continuing efficacy of which, its terms being unmodified herein, is hereby ratified and confirmed by the parties.

            IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first written above.


                                       LEVEL 3 LANDING STATION INC.


                                       By  /S/ Thomas C. Stortz
                                           --------------------
                                           Name:  Thomas C. Stortz
                                           Title: Vice President and Secretary



                                       LEVEL 3 COMMUNICATIONS LIMITED


                                       By  /S/ Thomas C. Stortz
                                           --------------------
                                           Name:  Thomas C. Stortz
                                           Title: Director



                                       LEVEL 3 (BERMUDA) LIMITED


                                       By  /S/ Thomas C. Stortz
                                           --------------------
                                           Name:  Thomas C. Stortz
                                           Title:  Vice President



                                       VIATEL, INC.


                                       By  /S/ Michael J. Mahoney
                                           --------------------
                                           Name:  Michael J. Mahoney
                                           Title: Chief Executive Officer

                                  EXHIBIT "A"

                   Technical Specification for AC-1 Capacity

                                   [REDACTED]

                                  EXHIBIT "B"

                              FIBER SPECIFICATIONS

                                   [REDACTED]